(As filed November 16, 2000)
                                                                File No. 70-9377
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                     POS-AMC

                         Post-Effective Amendment No. 3
                                       to
                                    FORM U-1
                           APPLICATION OR DECLARATION
                                    UNDER THE
                   PUBLIC UTILITY HOLDING COMPANY ACT OF 1935

                            INTERSTATE POWER COMPANY
                                1000 Main Street
                                  P.O. Box 769
                            Dubuque, Iowa 52004-07691

              (Name of company filing this statement and address of
                          principal executive offices)

               ---------------------------------------------------

                           ALLIANT ENERGY CORPORATION
                 (Name of top registered holding company parent)

               ---------------------------------------------------

                                Edward M. Gleason
                         Vice President - Treasurer and
                               Corporate Secretary
                           Alliant Energy Corporation
                           222 West Washington Avenue
                          Madison, Wisconsin 53703-0192

                     (Name and address of agent for service)

               ---------------------------------------------------

      The Commission is requested to send copies of all notices, orders and communications in connection with this Application or Declaration to:

Barbara J. Swan, General Counsel                   William T. Baker, Jr., Esq.
  Alliant Energy Corporation                        Thelen Reid & Priest LLP
  222 West Washington Avenue                          40 West 57th Street
 Madison, Wisconsin 53703-0192                       New York, New York 10019

     Post-Effective Amendment No. 1 to the Application/Declaration in this proceeding, as filed September 14, 2000, as amended by Post-Effective Amendment No. 2, filed on October 17, 2000, is hereby further amended as follows:

1.   ITEM 2 - FEES, COMMISSIONS AND EXPENSES, is amended to read as follows:
              ------------------------------

     The fees, commissions and expenses incurred in connection with the preparation and filing of this Post-Effective Amendment, as amended, will not exceed $5,000. The fees, commissions and expenses incurred or to be incurred in connection with any specific financing transaction carried out in accordance with the terms of the Commission's order in this proceeding will not exceed 5% of the principal amount of such financing.

2.   ITEM 6 - EXHIBITS AND FINANCIAL STATEMENTS, is supplemented with the
              ---------------------------------
filing of the following Exhibit:

          F    Opinion of Counsel.

                                   SIGNATURES

     Pursuant to the requirements of the Public Utility Holding Company Act of 1935, as amended, the undersigned company has duly caused this Post-Effective Amendment filed herein to be signed on its behalf by the undersigned thereunto duly authorized.

                                        INTERSTATE POWER COMPANY

                                        By: /s/ Edward M. Gleason
                                           ------------------------------------
                                        Name:  Edward M. Gleason
                                        Title: Vice President - Treasurer and
                                               Corporate Secretary

Date:  November 16, 2000


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